Exhibit 99.3

ENJOY TECHNOLOGY, INC.

2014 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the 2014 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).

I. NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Name: «Name»

Address:

The undersigned individual (the “Participant”) has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant

Vesting Commencement Date

Number of Restricted Stock Units	«Shares»

Expiration Date	[7 years from Date of Grant]

Vesting Schedule: Participant will receive one Share with respect to each Restricted Stock Unit only if such Restricted Stock Unit vests. Two vesting requirements must be satisfied on or before the Forfeiture Date (as defined below) in order for a Restricted Stock Unit to vest – a time and service-based requirement as described in the first paragraph below (the “Time-Based Component”) and the occurrence of a Liquidity Event as described in the second paragraph below (the “Performance-Based Component”). The Restricted Stock Units will not vest (in whole or in part) unless both requirements are satisfied. If both the Time-Based Component and the Performance-Based Component are satisfied, the vesting date (“Vesting Date”) of a Restricted Stock Unit will be the first date upon which both of those requirements were satisfied with respect to that particular Restricted Stock Unit. The Participant must be a Service Provider on the Vesting Date in order for a Restricted Stock Unit to vest.

Time-Based Component: The Time-Based Component will be satisfied as to [25% of the Number of Restricted Stock Units on the 1st Anniversary of the Vesting Commencement Date with the remaining 75% satisfying the Time-Based Component in equal quarterly installments every three (3) months on the same day of the month as the 1st Anniversary of the Vesting Commencement Date, or if there is no such day, on the last day of the month.]1

Performance-Based Component: The Performance-Based Component will be satisfied upon the occurrence of a Liquidity Event on or prior to the Forfeiture Date. “Liquidity Event” means the earlier of (i) a Change in Control (as defined under the Plan), (ii) the effective date of a registration statement of the Company filed under the Securities Act for the Company’s primary initial public offering of the Company’s securities (the

“IPO”), or (iii) the closing of a merger of the Company with a special purpose acquisition company described in a registration statement on Form S-4 or proxy statement filed by such special purpose acquisition company (a “SPAC Transaction”)

[1]	Sample vesting schedule to be customized as appropriate.

Forfeiture Date: The Forfeiture Date will be the first to occur of: (i) the Expiration Date, (ii) the date on which Participant’s status as a Service Provider is terminated, or (iii) the date on which Participant is found to have engaged, before or after the Termination Date, in conduct that constitutes or would have constituted Cause. “Termination Date” means the date of Participant’s status as a Service Provider terminates.

Cause. “Cause” means the occurrence of any of the following: (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Parent or Subsidiary of the Company, the Participant’s conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, (ii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company and the Participant regarding the terms of the Participant’s service as an Employee, officer, Director or Consultant, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, officer, director or consultant of the Company or a Parent or Subsidiary of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Parent or Subsidiary of the Company and the Participant, (iv) Participant’s disregard of the policies of the Company or any Parent or Subsidiary of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Parent or Subsidiary of the Company, or (v) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Parent or Subsidiary of the Company. All decisions regarding whether conduct is or is not Cause will be made in the sole discretion of the Company.

Transfer Restrictions. This Award and any Shares that are issued under this Award Agreement are and will be subject to various transfer restrictions as provided in the Company’s By-Laws and other documents (including, but not limited to, Section 11 and Sections 13 through 15 of this Agreement).

II. AGREEMENT

1. Grant of Restricted Stock Units. The Company hereby grants to the Participant named in the Notice of Grant of Restricted Stock Units in Part I of this Award Agreement (the “Notice of Grant”) an Award of Restricted Stock Units, subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units have vested in the manner set forth in Section 4, Participant will have no right to payment in settlement of any such Restricted Stock Units. Prior to actual payment in settlement of any vested Restricted Stock Unit, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Participant’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), Participant shall, if required by the Company, prior to the receipt of any payment in settlement of all or any portion of this Award of Restricted Stock Units, deliver to the Company his or her Investment Representation Statement in a form and manner acceptable to the Company.

4. Vesting Schedule. Subject to Sections 7 and 10, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant. For purposes of whether Participant has remained a Service Provider for the period to vest in any portion of this Award, a leave of absence will not affect vesting or status as a Service Provider to the extent specifically provided by the Administrator or the Company’s leave of absence policy (as it may exist from time to time), subject in all cases to Applicable Law.

5. Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company (or any successor) held by Participant (other than those included in the registration) for a period specified by the Company or representative of the underwriters of Common Stock (or other securities) of the Company (the “Lock-Up Period”) not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of this Award of Restricted Stock Units or Shares acquired pursuant to this Award of Restricted Stock Units shall be bound by this Section 5.

6. Payment after Vesting.

(a) Subject to Section 10, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of the rest of this paragraph and the following paragraph, such vested Restricted Stock Units shall be settled by payment in whole Shares as soon as administratively practicable following vesting, but in all events no later than March 15 of the year following the calendar year that includes the vesting date, or if later, the end of the Company’s tax year that includes the vesting date. The following rule shall apply to any Restricted Stock Units for which both the Time-Based Component is satisfied on or prior to satisfaction of the Performance-Based Component and which Restricted Stock Units subsequently vest on the date of satisfaction of the Performance-Based Component as a result of an IPO or SPAC Transaction. Any such Restricted Stock Units will be paid to Participant in

Shares as soon as administratively practicable following the IPO or SPAC Transaction as determined by the Administrator, but in no event later than the earlier of: (i) the first trading day following the Lock-Up Period, or (ii) March 15 of the year following the year in which the IPO or SPAC Transaction occurs. With respect to all Restricted Stock Units covered by this Award Agreement, in no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment in settlement of any Restricted Stock Units.

(b) Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the termination of Participant’s status as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A (as defined below), as determined by the Company), other than due to death, and if (i) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination of status as a Service Provider and (ii) the payment in settlement of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6)-month period following the termination of Participant’s status as a Service Provider, then the payment in settlement of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of the termination of Participant’s status as a Service Provider, unless the Participant dies following the termination of his or her status as a Service Provider, in which case, the Restricted Stock Units will be settled by payment in Shares to the Participant’s estate as soon as practicable following his or her death. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary, or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time. The Restricted Stock Units are intended to fall within the “short-term deferral” exemption from Section 409A, and any ambiguities herein will be interpreted accordingly. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Restricted Stock Units, provided that any such revisions shall be intended to preserve the material economic benefits of the Award for Participant. Nevertheless, Participant acknowledges and agrees that the Company cannot and has not guaranteed that the Internal Revenue Service (the “IRS”) or any other authority will agree that the Award Agreement complies with Section 409A. Participant agrees that Participant is solely responsible for any taxes and other costs imposed on Participant due to Section 409A.

7. Forfeiture Upon Termination of Service Provider Status. As provided in the Notice of Grant (Section I), if upon the Termination Date, any Restricted Stock Units awarded by this Award Agreement as to which both the Time-Based Component and Performance-Based Component have not been satisfied as of such Termination Date automatically will terminate on the Termination Date. Upon a termination of one or more Restricted Stock Units pursuant to this Section 7, Participant will have no further rights with respect to such Restricted Stock Units.

8. Tax Consequences. Participant has reviewed with his or her own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

9. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (i) written notice of his or her status as transferee and (ii) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

10. Responsibility for Taxes and Tax Withholding.

(a) Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant or deemed by the Company in its discretion to be an appropriate charge to Participant even if legally applicable to the Company (“Tax-Related Items”) will be Participant’s sole responsibility and may exceed the amount actually withheld by the Company.

(b) When Shares are issued as payment for vested Restricted Stock Units, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make arrangements satisfactory to the Company and/or Parent or Subsidiary that directly employs Participant (the “Employer”) to satisfy all Tax-Related Items. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Tax-Related Items, in one or more of the following methods to the extent permissible by Applicable Law: (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount of such Tax-Related Items, (iii) withholding the amount of such Tax-Related Items from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer, (iv) delivering to the Company already vested and owned Shares having a Fair Market Value equal to such Tax-Related Items, (v) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount of the Tax-Related Items, or (vi) by such other method as may be permitted by the Plan and the Administrator.

(c) Depending on the withholding method employed, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates. Share withholding generally will be done in whole Shares only. Accordingly, Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, Participant will be deemed to have been issued the full number of shares of Common Stock subject to the vested portion of the Award, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.

(d) Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by any of the means previously described. Notwithstanding any contrary provision of the Plan, the Notice of Grant or of this Agreement, if Participant fails to make satisfactory arrangements for the payment of any Tax-Related Items when due, Participant permanently will forfeit the Restricted Stock Units on which the Tax-Related Items were not satisfied and also will permanently forfeit any right to receive shares of Common Stock thereunder. In that case, the Restricted Stock Units will be returned to the Company at no cost to the Company.

11. Rights as Stockholder; Restrictions on Transfers.

(a) Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

(b) Participant shall not sell, assign, convey, transfer, pledge, hedge, hypothecate, encumber, gift, grant any security interest or lien, grant any option, or otherwise transfer or dispose of in any manner or for any legal, economic, or beneficial interest, whether or not for value and whether voluntary or involuntary or by operation of law any of the Shares which are subject to the Company’s Right of First Refusal described below, and any agreement to do any of the foregoing shall be prohibited, in all cases, except as permitted by this Award Agreement. If proposed prior to registration of the Shares under the Securities Act, such proposed disposition of the Shares shall have been approved by the Board in its sole discretion.

12. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

13. Grant is Not Transferable. Except to the limited extent provided in Section 9, this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award or any right or privilege conferred hereby or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

14. Company’s Right of First Refusal. Before any Shares acquired pursuant to this Award of Restricted Stock Units that are held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 14 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of such Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price for the Shares purchased by the Company or its assignee(s) under this Section 14 (the “Purchase Price”) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 14, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 14 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 14 notwithstanding, the transfer of any or all of the Shares during Participant’s lifetime or on Participant’s death by will or intestacy to Participant’s immediate family or a trust for the benefit of Participant’s immediate family shall be exempt from the provisions of this Section 14. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Award Agreement (including, but not limited to, this Section 14), and there shall be no further transfer of such Shares except in accordance with the terms of this Section 14.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, (ii) a Change in Control in which the successor corporation or any direct or indirect parent entity thereof has equity securities that are publicly traded, or (iii) the closing of a SPAC Transaction.

15. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares acquired pursuant to this Award of Restricted Stock Units together with any other legends that may be required by the Company or by state or federal securities laws:

THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS REQUIRING APPROVAL OF THE BOARD OF DIRECTORS PURSUANT TO AND IN ACCORDANCE WITH THE BYLAWS OF THE COMPANY, AS AMENDED FROM TIME TO TIME (THE “BYLAWS”), COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

WITH RESPECT TO THE SHARES REPRESENTED BY THIS CERTIFICATE, TRANSFER SHALL MEAN ANY TRANSFER OR REGISTRATION OF TRANSFER WITHIN THE MEANING OF DELAWARE LAW AND SECTION 202 OF THE DELAWARE GENERAL CORPORATION LAW, INCLUDING BUT NOT LIMITED TO ANY SALE, ASSIGNMENT, CONVEYANCE, HYPOTHECATION, ENCUMBRANCE, PLEDGE, GIFT, GRANT OF A SECURITY INTEREST OR LIEN, TRANSFER BY BEQUEST, DEVISE OR DESCENT, ANY SHORT SALE, GRANT OF ANY OPTION, ANY HEDGING OR SIMILAR TRANSACTION WITH THE SAME ECONOMIC EFFECT AS A SALE OR TRANSFER, OR OTHER TRANSFER OR DISPOSITION OF ANY KIND OF A SHARE OR ANY LEGAL, ECONOMIC OR BENEFICIAL INTEREST IN SUCH SHARE, WHETHER OR NOT FOR VALUE AND WHETHER VOLUNTARY OR INVOLUNTARY OR BY OPERATION OF LAW, OR ANY RIGHT OR INTEREST THEREIN, OR ANY AGREEMENT TO DO ANY OF THE FOREGOING. WITH RESPECT TO THE SHARES REPRESENTED BY THIS CERTIFICATE, TRANSFER SHALL ALSO INCLUDE, WITHOUT LIMITATION, ANY (1) TRANSFER OF A SHARE TO A BROKER OR OTHER NOMINEE (REGARDLESS OF WHETHER OR NOT THERE IS A CORRESPONDING CHANGE IN BENEFICIAL OWNERSHIP); (2) TRANSFER TO A RECEIVER, LEVYING CREDITOR, TRUSTEE OR RECEIVER IN BANKRUPTCY PROCEEDINGS OR GENERAL ASSIGNEE FOR THE BENEFIT OF CREDITORS, WHETHER VOLUNTARY OR BY OPERATION OF LAW, DIRECTLY OR INDIRECTLY; OR (3) TRANSFER OF, OR ENTERING INTO A BINDING AGREEMENT WITH RESPECT TO, THE POWER (WHETHER EXCLUSIVE OR SHARED) TO VOTE OR DIRECT THE VOTING OF SUCH SHARE BY PROXY OR OTHERWISE.

THE COMPANY SHALL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SHARES OF STOCK THAT DOES NOT COMPLY WITH THESE RESTRICTIONS AND THE BYLAWS OF THE COMPANY.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK UNIT AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Award Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

16. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the restricted stock units awarded under the Plan or future restricted stock units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

18. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.

19. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

20. Interpretation. Any dispute regarding the interpretation of this Award Agreement shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

21. Governing Law; Severability. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect.

22. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

[Signature page follows.]

Participant acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of this Award Agreement. Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	ENJOY TECHNOLOGY, INC.

Signature	By:

«Name»
Print Name	Title

Residence Address:

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